EXHIBIT 11
                                PHYSICIAN COMPUTER NETWORK, INC.
                                COMPUTATION OF INCOME PER SHARE




                                               Three Months Ended
                                                    March 31,
                                            --------------------------
                                                1996           1995
                                            -----------    -----------
INCOME (LOSS)

Net income before extraordinary item         $3,314,659     $1,270,655
Extraordinary ( loss )                                -       (180,000)
                                            -----------    -----------
Primary amd fully diluted net income          3,314,659      1,090,655

PRIMARY SHARES

 Weighted average Common Stock outstanding   44,239,022     37,304,120
  Common Stock issuable upon the exercise
      of outstanding options and warrants     4,675,969      2,053,628
  Common Stock issuable upon the
      conversion of Preferred Stock             949,473              -
                                            -----------    -----------
  Weighted average Common Stock
     outstanding as adjusted                 49,864,464     39,357,748
                                            -----------    -----------
                                            -----------    -----------
FULLY DILUTED SHARES

 Weighted average Common Stock outstanding   44,239,022     37,304,120
  Common Stock issuable upon the exercise
      of outstanding options and warrants     4,913,939      2,053,628
  Common Stock issuable upon the
      conversion of Preferred Stock             949,473              -
                                            -----------    -----------
  Weighted average Common Stock
     outstanding as adjusted                 50,102,434     39,357,748
                                            -----------    -----------
                                            -----------    -----------

Primary:
  Income before extraordinary item per share      $0.07          $0.03
  Loss from extraordinary item per share              -              -
                                            -----------    -----------
  Net Income per share                            $0.07          $0.03
                                            -----------    -----------
                                            -----------    -----------
Fully Diluted:
  Income before extraordinary item per share      $0.07          $0.03
  Loss from extraordinary item per share              -              -
                                            -----------    -----------
  Net Income per share                            $0.07          $0.03
                                            -----------    -----------
                                            -----------    -----------


                                       26